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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors



The Board of Directors
Primex Technologies, Inc.:


Re:  Registration Statement on Form S-8 (No. 333-33051)
     Registration Statement on Form S-8 (No. 333-18297)
     Registration Statement on Form S-8 (No. 333-57857)

We consent to incorporation by reference in the registration statements referenced above of Primex Technologies, Inc. of our report dated February 13, 1997 relating to the consolidated statements of operations, shareholders' equity, and cash flows of Primex Technologies, Inc. and subsidiaries for the year ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of Primex Technologies, Inc.


                                                /s/ KPMG LLP


Tampa, Florida
March 16, 1999